UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2023

Herbalife Ltd.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House Grand Cayman Cayman Islands		KY1-1104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2023, the Board of Directors (the “Board”) of Herbalife Ltd. (the “Company”) appointed Rodica Macadrai to fill the Board seat made vacant when Stephan Gratziani resigned from the Board on August 1, 2023 to become the Company’s Chief Strategy Officer.

The Company’s Nominating and Corporate Governance Committee recommended and nominated Ms. Macadrai as a director candidate. There is no arrangement or understanding pursuant to which Ms. Macadrai was appointed to the Board.

Ms. Macadrai is an independent distributor of the Company’s products. All independent distributors of the Company’s products, including Ms. Macadrai, are eligible to receive income under the Company’s Marketing Plan as a result of their activities as distributors. Under the Company’s Marketing Plan, independent distributors may earn profits by purchasing products at wholesale prices, discounted depending on the independent distributor’s level within the Company’s Marketing Plan, and reselling those products at prices they establish for themselves to generate retail profit. Independent distributors who sponsor other members and establish, maintain, coach, and train their own sales organizations may earn commissions on the sales of their organization. Ms. Macadrai does not receive any preferential treatment or payments under the Company’s Marketing Plan.

Ms. Macadrai earned approximately $1,819,829 in compensation since January 2022 as a top independent distributor under the Company’s Marketing Plan, as well as leading and training other independent distributors of the Company.

Ms. Macadrai’s compensation as a director will be consistent with that provided to all non-employee directors in accordance with the Company’s compensation plan for non-employee directors described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2023. Ms. Macadrai will also enter into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.46 to Amendment No. 4 to the Company’s registration statement on Form S-1 filed with the SEC on December 2, 2004.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

September 14, 2023	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary